EXHIBIT - CERTIFICATE OF FILING

     A conformed copy of Entergy Corporation's Form U-9C-3 for the fourth quarter ended December 31, 2001 was filed with the following:

Mary W. Cochran, Esq.                    Norma K. Scogin, Esq.
Arkansas Public Service Commission       Texas Attorney General's Office
1000 Center Street                       300 West 15th Street/10th Floor
Little Rock, AR  72201                   Austin, TX  78701

Lawrence C. St. Blanc, Secretary         Sherry A. Quirk, Esq.
Louisiana Public Service Commission      Verner, Liipfert, Bernhard
Post Office Box 91154                    McPherson and Hand
Baton Rouge, LA 70821-9154               901 15th Street, NW / Suite 700
                                         Washington, DC  20005-2301

William Bruce McKinley, Esq              Frank Spencer, Esq.
Mississippi Public Service Commission    Assistant Attorney General
Walter Sillers State Office Building     Mississippi Attorney General's Office
550 High Street / 19th Floor             Post Office Box 22947
Jackson, MS  39215                       Jackson, MS  39225

George W. Fleming, Esq.                  Mr. James Galloway, Filing Clerk
Mississippi Public Utilities Staff       Central Records - PUCT
Post Office Box 1174                     1701 N. Congress
Jackson, MS  39215                       Austin, TX  78711

Mr. Kelley P Meehan,Deputy Director      Hon. Emma J. Williams, Clerk of Council
City Council Utilities Regulatory Office City of New Orleans
Room 6E07, City Hall                     Room 1E04, City Hall
1300 Perdido Street                      1300 Perdido Street
New Orleans, LA 70112                    New Orleans, LA 70112





                                 Entergy Corporation



                                 By:  /s/ Nathan E. Langston
                                    -------------------------
                                        Nathan E. Langston
                                 Vice President and Chief Accounting Officer


Dated:  May 29, 2001